                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      This  AMENDED  AND  RESTATED  AGREEMENT  is  made  as of the  1st day of
January,  2005, by and between OPPENHEIMER  STRATEGIC INCOME FUND (hereinafter referred to as the "Fund"), and  OPPENHEIMERFUNDS,  INC. (hereinafter referred to as "OFI").

      WHEREAS,  the  Fund,  an  open-end,  diversified  management  investment company  registered as such with the Securities and Exchange  Commission  (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), desires that OFI, a registered investment adviser; and

      WHEREAS,  the Fund desires that OFI shall act as its investment  adviser pursuant to this  Amended and  Restated  Agreement,  which amends and restates the October 22, 1990 agreement by and between the Fund and OFI;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      (a)  The Fund  hereby  employs OFI and OFI hereby  undertakes  to act as the  investment  adviser  of the Fund and to  perform  for the Fund such other duties  and  functions  as  are  hereinafter  set  forth.  OFI  shall,  in all matters,  give to the Fund and the Fund's Board of Trustees the benefit of its best judgment,  effort,  advice and  recommendations  and shall,  at all times conform to, and use its best  efforts to enable the Fund to conform to (i) the provisions  of the  Investment  Company  Act  and  any  rules  or  regulations thereunder;  (ii) any other  applicable  provisions  of state or federal  law;
(iii) the  provisions of the  Declaration  of Trust and By-Laws of the Fund as
amended from time to time;  (iv) policies and  determinations  of the Board of
Trustees  of  the  Fund;   (v)  the   fundamental   policies  and   investment
restrictions  of the Fund as  reflected in the Fund's  registration  statement under the  Investment  Company Act or as such policies may, from time to time, be amended by the Fund's  shareholders;  and (vi) the Prospectus and Statement of  Additional  Information  of the Fund in  effect  from  time to  time.  The appropriate  officers and employees of OFI shall be available upon  reasonable notice for  consultation  with any of the  Trustees  and  officers of the Fund with respect to any matters  dealing with the business and affairs of the Fund including the valuation of portfolio  securities of the Fund which  securities are either not  registered  for  public  sale or not traded on any  securities market.

2.    Investment Management.

      (a)  OFI  shall,  subject  to the  direction  and  control by the Fund's
Board   of   Trustees,   (i)   regularly   provide   investment   advice   and
recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph 7 hereof, for the purchase of securities and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

      (b)  Provided   that  the  Fund  shall  not  be   required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d)  Nothing in this Agreement  shall prevent OFI or any officer thereof from acting as investment  adviser for any other person,  firm or  corporation and  shall  not in any way  limit  or  restrict  OFI or any of its  directors, officers,  stockholders  or  employees  from  buying,  selling or trading  any securities  for its or their own account or for the account of others for whom it or they may be acting,  provided  that such  activities  will not adversely affect  or  otherwise  impair  the  performance  by  OFI  of  its  duties  and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic reports with respect to operations of the Fund for its  shareholders;
composition of proxy  materials for meetings of the Fund's  shareholders,  and the composition of such registration  statements as may be required by federal and state  securities  laws for continuous  public sale of shares of the Fund.
OFI shall,  at its own cost and expense,  also provide the Fund with  adequate office  space,  facilities  and  equipment.  OFI  shall,  at its own  expense, provide such officers for the Fund as the Fund's Board may request.

4.    Allocation of Expenses.

      All other costs and  expenses of the Fund not  expressly  assumed by OFI under this Agreement,  shall be paid by the Fund,  including,  but not limited to: (i)  interest  and taxes;  (ii)  brokerage  commissions;  (iii)  insurance premiums for fidelity and other  coverage  requisite to its  operations;  (iv)
compensation  and expenses of its trustees  other than those  affiliated  with
OFI; (v) legal and audit expenses;  (vi) custodian and transfer agent fees and expenses;  (vii)  expenses  incident to the  redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against payment  therefore by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove provided,  incident to the registration under federal and state securities  laws of  shares  of the Fund for  public  sale;  (x)  expenses  of printing and mailing  reports,  notices and proxy materials to shareholders of the  Fund;  (xi)  except as noted  above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring expenses as may arise, including litigation,  affecting the Fund and any legal  obligation  which the Fund may have (on  behalf of the Fund) to indemnify  its  officers and trustees  with respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under  common control  with OFI,  who may also serve as  officers,  trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

5.    Compensation of OFI.

      The  Fund   agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance  of all functions and duties on its part to be  performed  pursuant  to  the  provisions  hereof,  a fee  computed  on the aggregate  net asset  value of the Fund as of the close of each  business  day and payable  monthly at the annual rate of .075% of the first $200  million of average annual net assets;  0.72% of the next $200 million;  0.69% of the next
$200 million;  0.66% of the next $200 million; 0.60% of the next $200 million;
and 0.50% of average annual net assets in excess of $1 billion.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this
Agreement and any extensions or renewals  thereof.  To the extent necessary to protect  OFI's rights to the name  "Oppenheimer"  under  applicable  law, such license  shall  allow OFI to  inspect  and,  subject  to control by the Fund's
Board,  control the nature and  quality of services  offered by the Fund under
such  name.  Such  license  may,  upon  termination  of  this  Agreement,   be
terminated  by OFI,  in which  event the Fund  shall  promptly  take  whatever action may be necessary to change their  respective  names and discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or  otherwise.
The  name  "Oppenheimer"  may be used  by OFI in  connection  with  any of its activities, or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a)  OFI is  authorized,  in  arranging  the  purchase  and  sale of the
Fund's  portfolio  securities,   to  employ  or  deal  with  such  members  of
securities  exchanges,  brokers  or  dealers  (hereinafter  "broker-dealers"), including  "affiliated"  broker-dealers,  as  that  term  is  defined  in  the
Investment Company Act, as may, in its best judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most favorable  security  price  obtainable) of the
Fund's  portfolio  transactions  as well as to  obtain,  consistent  with  the provisions of  subparagraph  "(c)" of this  paragraph "7," the benefit of such investment  information  or research as will be of  significant  assistance to the performance by OFI of its investment management functions.

      (b)  OFI shall  select  broker-dealers  to effect the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)  OFI  shall  have  discretion,  in the  interests  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions to  broker-dealers, other than  affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund and/or other  accounts for which OFI exercises  "investment discretion"  (as that term is defined in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934)  and to cause  the  Fund to pay such  broker-dealers  a commission  for  effecting  a  portfolio  transaction  for the Fund that is in excess of the amount of commission another broker-dealer  adequately qualified to effect such transaction  would have charged for effecting that transaction, if OFI  determines,  in good faith,  that such  commission  is  reasonable  in relation to the value of the brokerage  and/or research  services  provided by such broker-dealer,  viewed in terms of either that particular  transaction or
OFI's  overall  responsibilities  with  respect to the accounts as to which it exercises  investment  discretion.  In reaching such  determination,  OFI will not be  required to place or attempt to place a specific  dollar  value on the brokerage  and/or  research  services  provided  or  being  provided  by  such broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI shall be prepared to show that all commissions  were allocated for purposes  contemplated by this Agreement and that the total  commissions  paid by the Fund over a representative  period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

      (d)  OFI shall have no duty or  obligation  to seek advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of the Board of
Trustees and the provisions of this paragraph "7."

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement shall remain in effect from year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the  majority of the  trustees of the Fund who are not parties to this
Agreement or "interested  persons" (as defined in the Investment  Company Act)
of any such  party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      This  Agreement  may be  terminated:  (i) by  OFI  at any  time  without penalty  upon sixty  days'  written  notice to the Fund  (which  notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty days' written notice to OFI (which notice may be waived by OFI)
provided  that such  termination  by the Fund shall be directed or approved by the vote of a majority  of all of the  trustees  of the Fund then in office or by  the  vote  of the  holders  of a  "majority"  of  the  outstanding  voting securities of the Fund (as defined in the Investment Company Act).

10.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold, transferred,  pledged  or  otherwise  in any  manner  encumbered  without  the affirmative  vote or written  consent of the holders of the  "majority" of the
outstanding   voting   securities   of  the   Fund.   This   Agreement   shall
automatically and immediately terminate in the event of its "assignment."

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the  obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder of the Fund  personally,  but bind  only  the Fund  and the  Fund's  property.  OFI  represents  that it has notice of the provisions of the  Declaration of Trust of the Fund  disclaiming shareholder liability for acts or obligations of the Fund.

12.   Definitions.

      The terms and  provisions  of the  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                    OPPENHEIMER STRATEGIC INCOME FUND

                                    By:  /s/  Robert G. Zack
                                         Robert G. Zack
                                         Vice President and Secretary

                                    OPPENHEIMERFUNDS, INC.

                                    By:  /s/  John V. Murphy
                                         John V. Murphy
                                         Chairman, President and Chief
Executive Officer